EXHIBIT 1 TO SCHEDULE 13D

               Directors and Executive Officers
                              of
                        Gold Kist Inc.

The names of the directors and the names and titles of the executive officers of Gold Kist Inc. ("Gold Kist") and each person's business address and principal occupation are set forth below. Each individual is a United States citizen.

Name, Business Address      Present Position with Gold Kist    Present Principal Occupation
James E. Brady, Jr.                Director                    Farmer
Route 2, Box 176
Marion, AL  36759-9227

Hubert A. Daniel, Jr.              Director                    Farmer
Route 2, Box 94
Claxton, GA  30417-9444

H. Michael Davis                   Director                     Farmer
3982 Bemiss Knights Acadamy Rd.
Valdosta, GA  31605-4821

A. Jack Nally                      Director                     Farmer
204 Nally Road, N.E.
Rydal, GA  30171-1109

Fred K. Norris, Jr.                Vice Chairman of
St. Julien Plantation              the Board of Directors       Farmer
133 Kings Grant Drive
Eutawville, SC  29048-8804

Phil Ogletree, Jr.                 Director                     Farmer
P. O. Box 350
Orchard Hill, GA  30266-0350

Dan Smalley                        Director                     Farmer
4121 Fry Gap Road
Guntersville, AL  35976-6314

W.P. Smith, Jr.                    Chairman of the Board        Farmer
389 Dogwood Avenue, N.W.           of Directors
Arlington, GA  31713-9778

W. Ken Whitehead                   Director                     Farmer
Route 1, Box 271
Comer, GA  30629-9623

Gaylord O. Coan                    Chief Executive Officer       Chief Executive
244 Perimeter Center Parkway, N.E.                               Officer of Gold Kist
Atlanta, Georgia 30346-2397


John Bekkers                       President, Chief Operating    President, Chief
244 Perimeter Center Parkway, N.E. Officer                       Operating Officer of
Atlanta, Georgia 30346-2397                                      Gold Kist

Kenneth N. Whitmire                Group Vice President/Poultry  Group Vice President/
244 Perimeter Center Parkway, N.E.                               Poultry of Gold Kist
Atlanta, Georgia 30346-2397


Jerry L. Stewart                   Vice President Marketing/     Vice PresidentMarketing
244 Perimeter Center Parkway, N.E. Poultry                       /Poultry of  Gold Kist
Atlanta, Georgia 30346-2397


Peter J. Gibbons                   Vice President/Finance        Vice President/Finance
244 Perimeter Center Parkway, N.E.                               of Gold Kist
Atlanta, Georgia 30346-2397

Michael A. Stimpert                Senior Vice President/        Senior Vice President/
244 Perimeter Center Parkway, N.E. Planning and Administration   Planning and Admin-
Atlanta, Georgia 30346-2397                                      istration of Gold Kist

Jack L. Lawing                     General Counsel, Vice         General Counsel, Vice
244 Perimeter Center Parkway, N.E. President & Secretary         President & Secretary
Atlanta, Georgia 30346-2397                                      of Gold Kist

Stanley C. Rogers                  Vice President/AgriServices   Vice President/
244 Perimeter Center Parkway, N.E.                               AgriServices of
Atlanta, Georgia 30346-2397                                      Gold Kist

Allen C. Merritt                   Vice President/Fertilizer     Vice President/
244 Perimeter Center Parkway, N.E. & Chemical                    Fertilizer & Chemical
Atlanta, Georgia 30346-2397                                      of Gold Kist

John K. McLaughlin                 Vice President/Pet Food &     Vice President/Pet Food
244 Perimeter Center Parkway, N.E. Animal Products               & Animal Products
Atlanta, Georgia 30346-2397                                      of Gold Kist

Stephen O. West                    Treasurer                     Treasurer of Gold Kist
244 Perimeter Center Parkway, N.E.
Atlanta, Georgia 30346-2397

Walter F. Pohl, Jr.                Controller                    Controller of Gold Kist
244 Perimeter Center Parkway, N.E.
Atlanta, Georgia 30346-2397

W.A. Epperson                      Vice President/Human          Vice President/Human
244 Perimeter Center Parkway, N.E. Resources                     Resources of Gold Kist
Atlanta, Georgia 30346-2397


Michael F. Thrailkill              Vice President/Information    Vice President/
244 Perimeter Center Parkway, N.E. Services                      Information Services
Atlanta, Georgia 30346-2397                                      of Gold Kist

Paul G. Brower                     Vice President/               Vice President/
244 Perimeter Center Parkway, N.E. Communications                Communications of
Atlanta, Georgia 30346-2397                                      Gold Kist

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